EXHIBIT 4.2

Execution Copy

INDENTURE,
dated as of February 8, 2016,

among

A. M. CASTLE & CO.,
THE GUARANTORS PARTY HERETO,
U.S. BANK NATIONAL ASSOCIATION,

as Trustee

And

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

12.750% Senior Secured Notes due 2018

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EXHIBITS
Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING ACCREDITED INVESTOR
Exhibit E    FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of February 8, 2016 among A.M. Castle & Co., a Maryland corporation, the Guarantors (as defined below), U.S. Bank National Association, as trustee (in such capacity the “Trustee”) and U.S. Bank National Association, as collateral agent (in such capacity the “Collateral Agent”).
The Company (as defined below), the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 12.750% Senior Secured Notes due 2018 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act, who are not also QIBs.
“Acquired Debt” means, with respect to any specified Person:
(1)Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“AI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Accredited Investors.

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“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1)the sale, lease, conveyance or other disposition of any assets or rights (other than as a result of an Involuntary Transfer); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 hereof and not by Section 4.10 hereof; and

(2)the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to applicable local law).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2)a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)the sale or lease of inventory, products or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)the licensing of intellectual property in the ordinary course of business (other than any perpetual licensing) which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(6)the sale or other disposition of cash or Cash Equivalents;

(7)the creation of a Permitted Lien;

(8)to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any “boot” thereon) for use in a Permitted Business;

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(9)a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(10)the surrender or waiver of litigation rights or the settlement, release or surrender of tort or other litigation claims of any kind; and

(11)the lapse of registered patents, trademarks and other intellectual property or the termination of license agreements related thereto to the extent not economically desirable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries and so long as such lapse is not materially adverse to the interests of the Holders.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Bank Product Obligations” shall mean Obligations under the Senior Credit Facility Documents for any service or facility extended to the Company, any Guarantor or any of their Subsidiaries, including credit cards, debit cards, purchase cards, any processing services related to the foregoing, treasury cash management and related services, return items, netting, overdraft and interstate depositary network services and hedging arrangements.
“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(1)with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

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(4)with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum, without duplication, of:
(1)85% of the net book value of accounts receivable of the Company and its Restricted Subsidiaries at such date; plus

(2)70% of the net book value of inventory of the Company and its Restricted Subsidiaries at such date.

Net book value shall be determined in accordance with GAAP and shall be calculated using amounts reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventory of an acquired business may be included if such acquisition has been completed on or prior to such date of determination).
“Business Day” means any day other than a Legal Holiday.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:
(1)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

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(2)certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better and, with respect to any Foreign Restricted Subsidiary, time deposits, certificates of deposits, overnight bank deposits or bankers acceptances in the currency of any country in which such Foreign Restricted Subsidiary transacts business having maturities of twelve months or less from the date of acquisition issued by any commercial bank that is (a) organized under the laws of such country and (b) has capital and surplus in excess of $500.0 million (or its foreign currency equivalent);

(3)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4)commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within 364 days after the date of acquisition;

(5)money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, and are rated “AAA” by S&P and “AAA” by Moody’s;

(6)money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition, United States dollars, Canadian dollars, Pounds Sterling and Euros; and

(7)instruments equivalent to those referred to in clauses (1) through (6) of this definition denominated in Euros or any other foreign currency used by the Company or any of its Restricted Subsidiaries to the extent reasonably required in connection with any business conducted by the Company or such Restricted Subsidiary and not for speculative purposes.

“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation, including any merger or consolidation involving an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” or “group” (as each such term is used in Section 13(d) or 14(d) of the Exchange Act or any successor provision thereto);

(2)the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)the consummation of any transaction (including, without limitation, any merger, consolidation or other business combination), the result of which is that any “person” or “group” (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

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(4)the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5)the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Clearstream” means Clearstream Banking, S.A.
“Collateral” has the meaning assigned to it in the Collateral Documents.
“Collateral Agent” means U.S. Bank National Association, solely in its capacity as Collateral Agent until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Collateral Documents” means the security agreements, pledge agreements, Mortgages, collateral assignments, control agreements and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states), the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any Obligations under the Notes Documents or under which rights or remedies with respect to any such Lien are governed.
“Company” means A.M. Castle & Co. and any and all successors thereto.
“Company Common Stock” means the Company’s common stock, par value $0.01 per share or any other shares of Capital Stock of the Company into which such shares of common stock are reclassified or changed after the date hereof.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, adjusted as follows (without duplication):
(1)plus an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income;

(2)plus provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

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(3)plus the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

(4)plus depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

(5)minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(1)the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)the cumulative effect of a change in accounting principles will be excluded;

(4)gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period will be excluded;

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(5)non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or re-pricing of stock, stock options or other equity-based awards to the directors, officers and employees of the Company and its Restricted Subsidiaries will be excluded; and

(6)any non-cash impairment charge or asset write-off under GAAP and the amortization of intangibles arising under GAAP will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
(1)was a member of such Board of Directors on the Issue Date; or

(2)was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election

“Convertible Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary of the Company that is convertible or exchangeable into Company Common Stock (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Company Common Stock), including, without limitation, the Existing Convertible Notes and the New Convertible Notes.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries as a result of an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the chief financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, conversion or other disposition of such Designated Noncash Consideration.

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“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Convertible Indebtedness).
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Excess Availability” means the amount by which (a) the lesser of (i) the borrowing base under the Senior Credit Facility as then in effect at such time and (ii) the total commitments under the Senior Credit Facility at such time exceeds (b) the aggregate utilization at such time (i.e., outstanding loans, unpaid drawings in respect of letters of credit and letters of credit) under the Senior Credit Facility; provided that Excess Availability, at any time, shall be reduced by the aggregate amount of trade payables of the borrowers under the Senior Credit Facility that are, at such time, either (i) past due from its due date by more than 45 days or (ii) have been invoiced and outstanding for 90 days past the invoice date (other than payables being contested or disputed by the borrowers under the Senior Credit Facility in good faith).
“Excess Cash Flow” means, for any period, the excess of Consolidated Cash Flow for such period minus the sum of (A) the aggregate amount of capital expenditures made in cash by the Company and its Restricted Subsidiaries during such period (other than any such capital expenditures made with Asset Sale (without giving effect to the threshold set forth in clause (1) of the second sentence of the definition thereof), insurance or condemnation proceeds) to the extent not exceeding $15.0 million during such period, (B) the cash portion of consolidated interest expense paid by the Company and its Restricted Subsidiaries during such period, (C) the aggregate amount (without duplication) of all income and franchise taxes paid in cash by the Company and its Restricted Subsidiaries during such period and (D) the aggregate principal amount of Notes redeemed pursuant to Section 3.07(b) or (d) or Section 3.09 hereof and (E) any reduction in the principal amount of Permitted Debt incurred under clause (1) or (16) of the definition thereof resulting only from voluntary or optional principal payments made thereon in cash during such period (provided that to the extent such Indebtedness is revolving in nature, such payment shall have been accompanied by a concurrent corresponding permanent reduction in the revolving commitment relating thereto) to the extent designated in writing by the Company to the Trustee, the Collateral Agent and the Senior Credit Facility Agent as having been included under this clause (E) in the calculation of Excess Cash Flow for such period.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Offer” means the exchange offer made pursuant to that certain Offering Memorandum and Consent Solicitation Statement, dated January 15, 2016, in which the Company offered to exchange the Existing Notes for the Notes.
“Excluded Assets” means the Excluded Assets as defined in the Security Agreement.
“Existing Convertible Notes” means the 7.00% Convertible Senior Notes due 2017 issued by the Company and the guarantors thereto on December 15, 2011.
“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility and the Notes) in existence on the Issue Date, until such amounts are repaid.
“Existing Notes” means the 12.750% Senior Secured Notes due 2016 issued by the Company and the guarantors thereto on December 15, 2011.
“Existing Notes Indenture” means that certain Indenture, dated December 15, 2011, by and among the Company, the guarantors thereto and the Trustee pursuant to which the Existing Notes were issued.
“Existing Specified Leased Property” means the leasehold mortgage located at 4669 Brittmoore Road, Houston, Texas 77041; provided, however, such term will be deemed to exclude the leasehold property located at 5169 Ashley Court, Houston, Texas 77041.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (a) Senior Management and (b) in the case of any transaction involving aggregate consideration in excess of $10.0 million, the Board of Directors of the Company (unless otherwise provided in this Indenture).
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

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In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect in accordance with Regulation S-X under the Securities Act (other than any pro forma cost or expense savings) as if they had occurred on the first day of the four-quarter reference period;

(2)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates;

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(2)plus the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(3)plus any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

(4)plus the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal;

(5)less the consolidated interest income of such Person and its Restricted Subsidiaries; in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.
“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Restricted Subsidiary.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as of the Issue Date.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

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“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantors” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date (other than any Immaterial Subsidiary) and (2) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in accordance with the provisions of this Indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor and, in each case, their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.
“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $1.0 million and whose total revenues for the most recent 12-month period do not exceed $1.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company; provided, further, that the revenues and total assets of all such Subsidiaries shall not exceed $2.5 million in the aggregate.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)in respect of borrowed money;

(2)evidenced by bonds, notes, debentures or similar instruments;

(3)all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(4)representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

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(5)representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Insolvency or Liquidation Proceeding” means:
(1)any case commenced by or against the Company or any Guarantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Guarantor or any similar case or proceeding relative to the Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means that certain amended and restated intercreditor agreement, dated as of the Issue Date, by and among the Senior Credit Facility Agent, the Collateral Agent and, upon execution and delivery of a joinder agreement in connection with the issuance of New Convertible Notes, the New Convertible Notes Collateral Agent, substantially in the form attached hereto as Exhibit F, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

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If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(d) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(d) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Involuntary Transfer” means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (b) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (c) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.
“Issue Date” means February 8, 2016.
“Junior Indebtedness” means indebtedness that is either unsecured or secured by a Lien ranking junior to the Liens securing the Senior Credit Facility, the Notes and the New Convertible Notes.
“Junior Lien Debt” means, collectively, the Notes Debt and the New Convertible Notes Debt.
“Junior Lien Intercreditor Agreement” means that certain Junior Lien Intercreditor Agreement to be entered into by and among the Collateral Agent and the New Convertible Notes Collateral Agent, substantially in the form attached hereto as Exhibit G, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

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“Moody’s” means Moody’s Investors Service, Inc.
“Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on the Premises or any other Collateral secured by and described in such mortgages, deeds of trust, deeds to secure debt or other documents or instruments is granted to secure any Obligations of the Company or a Guarantor under any of the Notes Documents or under which rights or remedies with respect to any such Liens are governed.
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1)any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Senior Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
“New Convertible Notes” means the new 5.25% Senior Secured Convertible Notes due 2019 to be issued by the Company in exchange for the Existing Convertible Senior Notes pursuant to the Transaction Support Agreements and the Convertible Note Exchange Offer.
“New Convertible Notes Collateral Agent” shall mean the collateral agent appointed under the New Convertible Notes Documents.
"New Convertible Notes Debt" shall mean all "Obligations", including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by the Company or any Guarantor to any New Convertible Notes Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the notes Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the New Convertible Notes Documents or after the commencement of any case with respect to the Company or any Guarantor under any bankruptcy law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

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"New Convertible Notes Documents" shall mean, collectively, the New Convertible Notes Indenture, the New Convertible Notes Security Agreement and all agreements, documents and instruments at any time executed and/or delivered by the Company or any Guarantor or any other person to, with or in favor of any New Convertible Notes Secured Party in connection therewith or related thereto, pursuant the terms and conditions of the Transaction Support Agreements or, subject to any restrictions set forth in the Intercreditor Agreement, as amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the New Convertible Notes Debt).
“New Convertible Notes Indenture” shall mean the indenture governing the New Convertible Notes, as amended, supplemented, restated, extended, renewed or replaced, from time to time, in whole or in part.
"New Convertible Notes Secured Parties" shall mean, collectively, (a) New Convertible Notes Collateral Agent, (b) the holders of the New Convertible Notes, (c) each other person to whom any of the New Convertible Notes Debt is owed and (d) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a "New Convertible Notes Secured Party".
“Non-Recourse Debt” means Indebtedness:
(1)as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

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“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture.
“Notes Debt” shall mean all Obligations, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by the Company or any Guarantor to any Notes Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Notes Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Notes Documents or after the commencement of any case with respect to the Company or any Guarantor under any bankruptcy law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.
“Notes Documents” shall mean, collectively, this Indenture, the Notes, the Note Guarantees, the Security Agreement and all agreements, documents and instruments at any time executed and/or delivered by the Company or any Guarantor or any other person to, with or in favor of any Notes Secured Party in connection therewith or related thereto, as all of the foregoing now exist or, subject to any restrictions set forth in the Intercreditor Agreement, may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Notes Debt).
“Notes Secured Parties” shall mean, collectively, (a) the Collateral Agent, (b) the Holders of the Notes, (c) each other person to whom any of the Notes Debt are owed and (d) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Notes Secured Party”.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

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“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Business” means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business reasonably related, ancillary or complementary to, or reasonable extensions of, the business of the Company and its Restricted Subsidiaries on the Issue Date.
“Permitted Investments” means:
(1)any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

(2)any Investment in Cash Equivalents;

(3)any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or
(b)such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(4)any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or any disposition of assets and rights not constituting an Asset Sale;

(5)any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)Investments represented by Hedging Obligations permitted under clause (8) of the definition of Permitted Debt;

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(8)loans or advances to directors, officers and employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9)repurchases of the Notes;

(10)(i) accounts, chattel paper and notes receivable owing to the Company or any Restricted Subsidiary and advances to suppliers, if created, acquired or made in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) lease, utility and similar deposits and deposits with suppliers in the ordinary course of business, (iv) extensions of trade credit in the ordinary course of business and (v) deposits made in the ordinary course to secure operating leases;

(11)Investments existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date;

(12)Investments (a) in Foreign Restricted Subsidiaries or joint ventures by the Company or any Restricted Subsidiary, which Investment has an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12)(a) that are at the time outstanding, not to exceed $25.0 million, (b) in Foreign Restricted Subsidiaries by any other Foreign Restricted Subsidiary and (c) consisting of Guarantees by the Company or any Restricted Subsidiary of Indebtedness incurred by a Foreign Restricted Subsidiary pursuant to clause (16) or (18) of the definition of Permitted Debt; and

(13)other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $5.0 million;

provided that, notwithstanding anything to the contrary in the foregoing, an Investment in any Convertible Indebtedness shall not constitute a Permitted Investment.
“Permitted Liens” means:
(1)Liens securing Permitted Debt described in clause (1) of the definition thereof and related Obligations and Bank Product Obligations, which Liens shall be Liens securing “First Lien Debt” for purposes of the Intercreditor Agreement;

(2)Liens securing (i) the Notes in an aggregate principal amount not to exceed the sum of (x) the aggregate principal amount of Notes issued on the Issue Date and (y) the aggregate principal amount of any Subsequent Exchange Notes, (ii) Note Guarantees in respect of the Notes described in subclause (i) and (iii) Obligations in respect of any of the foregoing and under the Note Documents, which Liens shall be Liens securing “Junior Lien Debt” for purposes of the Intercreditor Agreement but which Liens shall rank senior to those securing the New Convertible Notes Debt pursuant to the Junior Lien Intercreditor Agreement;

(3)Liens in favor of the Company or the Guarantors;

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(4)Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(5)Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(6)Liens to secure the performance of statutory obligations or Indebtedness in respect of commercial letters of credit, performance bonds, surety bonds or like obligations in respect of performance guarantees or similar commitments of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(7)Liens to secure Permitted Debt (including Capital Lease Obligations) described in clause (4) of the definition thereof covering only the assets acquired with or financed by such Indebtedness and Liens on assets that are the subject of a sale leaseback transaction relating to Attributable Debt incurred pursuant to clause (19) of the definition of Permitted Debt;

(8)Liens existing on the Issue Date;

(9)Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11)(i) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person and (ii) with respect to any real estate located in Canada, reservations, limitations, provisos and conditions expressed in any original grant from the Federal government of Canada or Her Majesty the Queen in right of Canada, that do not materially affect the use of the affected land for the purpose for which it is used by that Person;

(12)Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

a.the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

EX-26-

b.the new Lien shall be of the same priority relative to the Liens securing the Notes Debt as the original Lien;

c.the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)any judgment Lien not giving rise to an Event of Default;

(14)Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)Liens securing Hedging Obligations incurred pursuant to clause (8) of the definition of Permitted Debt, so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(16)any provision for the retention of title to an asset by the vendor or transferor of such asset (including any lessor) which asset is acquired by the Company or any Restricted Subsidiary of the Company in a transaction entered into in the ordinary course of business of the Company or such Restricted Subsidiary;

(17)grants of licenses or sublicenses of intellectual property in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(18)Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(19)Liens securing reimbursement obligations with respect to letters of credit, bankers’ acceptances or other sureties or pledges and deposits in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other similar reimbursement-type obligations issued in the ordinary course of business and consistent with past practice; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed and extinguished within 30 days following such drawing;

(20)Liens securing reimbursement obligations in respect of commercial letters of credit and covering goods (or the documents of title in respect thereof) financed by such commercial letters of credit and the proceeds and products thereof;

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(21)Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22)Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(23)Liens arising from precautionary Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into in the ordinary course of business to the extent such Liens only relate to the assets, property, products or merchandise that are the subject of such lease or consignment, as the case may be;

(24)Liens securing Permitted Debt described in clause (16) or (18) of the definition thereof; provided that, any Lien securing such Permitted Debt may only attach to, be granted in respect of, or exist on, assets of Foreign Restricted Subsidiaries;

(25)Liens securing the New Convertible Notes, provided that such Liens are Liens securing “Junior Lien Debt” for purposes of the Intercreditor Agreement and shall rank junior to those securing the Notes Debt pursuant to the Junior Lien Intercreditor Agreement; and

(26)Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

EX-28-

(4)shall not include Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Guarantor; and

(5)if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Convertible Indebtedness, such Permitted Refinancing Indebtedness shall also constitute Convertible Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Private Convertible Note Exchanges” means the several private issuances to Supporting Convertible Note Holders of New Convertible Notes in exchange for Existing Convertible Notes pursuant the terms and conditions of the Transaction Support Agreements.

“Public Equity Offering” means an underwritten public offering of the Capital Stock of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).
“Qualified Cash” means the aggregate amount of unrestricted cash and cash equivalents of the borrowers under the Senior Credit Facility that (a) is subject to a first priority security interest and lien in favor of the Senior Credit Facility Agent, and (b) is subject to a deposit account control agreement or an investment property control agreement, in form and substance reasonably satisfactory to the Senior Credit Facility Agent.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Registered Convertible Note Exchange” means the issuance of New Convertible Notes to all holders of Existing Convertible Notes (other than Supporting Convertible Note Holders that exchange their Existing Convertible Notes for New Convertible Notes pursuant to a Private Convertible Note Exchange) in exchange for Existing Convertible Notes pursuant a registration statement to be filed under the Securities Act upon the terms and conditions set forth in the Transaction Support Agreements.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

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“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Group.
“SEC” means the Securities and Exchange Commission.
“Secured Note Prepayment Conditions” means:
(1)no event of default under the Senior Credit Facility shall exist and be continuing,

(2)the sum of Excess Availability plus Qualified Cash for the thirty (30) consecutive days prior to, and on the date of, the mailing of the applicable Excess Cash Flow offer shall not be less than the greater of (i) 17.5% of the lesser of (A) the total commitments under the Senior Credit Facility as then in effect and (B) the borrowing base under the Senior Credit Facility as then in effect and (ii) $17.5 million, and

(3)as of the end of the immediately preceding quarter, the borrowers and the guarantors under the Senior Credit Facility, on a consolidated basis, shall have had a Fixed Charge Coverage Ratio (as defined in the Senior Credit Facility as in effect on the Issue Date) of not less than 1.10:1.00.

“Securities Act” means the Securities Act of 1933, as amended.

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“Security Agreement” shall mean the Security Agreement, dated as of December 15, 2011, by and among the Company, the Guarantors and Collateral Agent, as collateral agent, as amended as of the Issue Date or as may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Senior Credit Facility” means the Loan and Security Agreement, dated as of December 15, 2011, among the Company, Tube Supply, LLC, A.M. Castle & Co. (Canada) Inc., Tube Supply Canada ULC, the subsidiaries that borrow or guarantee obligations under such agreement, Wells Fargo Bank, National Association, in its capacity as agent (or its successor in such capacity), and the financial institutions from time to time party thereto as lenders, together with the related agreements and instruments thereto (including, without limitation, any guarantee agreements and security documents) and any other debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended as of the Issue Date or as may hereafter be amended, restated, modified, supplemented, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted to be incurred pursuant to clause (1) of the definition of the term Permitted Debt) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.
“Senior Credit Facility Agent” means Wells Fargo Bank, National Association, and its successors and assigns in its capacity as administrative and Senior Credit Facility Agent pursuant to the First Lien Documents (as defined in the Intercreditor Agreement) acting for and on behalf of the other First Lien Secured Parties (as defined in the Intercreditor Agreement) and any successor or replacement agent.
“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Company.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsequent Exchange Notes” means additional Notes issued in an offer registered under the Securities Act or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act in exchange for Existing Notes that were held as of the Issue Date by Persons who have given the Company reasonable evidence that they were not eligible to participate in the Exchange Offer at its commencement date.

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“Subsidiary” means, with respect to any specified Person:
(1)any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Supporting Convertible Note Holders” means those certain holders of Existing Convertible Notes that are party to a Transaction Support Agreement.
“Transactions” means the issuance of the Notes, the issuance of the New Convertible Notes pursuant to the Registered Convertible Note Exchange and Private Convertible Note Exchanges as contemplated by the Transaction Support Agreements, together with proceeds of borrowings under the Senior Credit Facility and cash on hand, to refinance any Indebtedness of the Company or any Subsidiary outstanding immediately prior to the Issue Date and to pay all fees and expenses related thereto.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Transaction Support Agreements” means the separate transaction support agreements entered into effective as of January 15, 2016, together with any additional transaction support agreements entered into as of the Issue Date on substantially similar terms to those effective January 15, 2016, among the Company, the certain holders of the Company’s Existing Notes and/or Existing Convertible Notes named therein, as amended, restated, modified or replaced as of the Issue Date.
“Trustee” means U.S. Bank National Association, not in its individual capacity but solely as Trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

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“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1)has no Indebtedness other than Non-Recourse Debt;

(2)except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CAS.N <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading on the principal trading market for the Company Common Stock to the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is not available, the market value of one share of Company Common Stock on such trading day, as the Company’s Board of Directors reasonably determines in good faith using a volume-weighted average method). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)the then outstanding principal amount of such Indebtedness.

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Section 1.02 Other Definitions.

Defined in
Term	Section
“Additional Notes”	2.02
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Cumulative Credit Clause”	4.07
“Designated Asset Sale Proceeds”	3.09
“DTC”	2.03
“Event of Default”	6.01
“Excess Cash Flow Offer”	4.16
“Excess Cash Flow Offer Amount”	4.16
“Excess Cash Flow Offer Payment Date”	4.16
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	4.10
“Offer Period”	4.10
“Owned Premises”	4.16
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Premises”	4.16
“Purchase Date”	4.10
“Registrar”	2.03
“Restricted Payments”	4.07
“Senior Credit Facility Designated Paydown Amount”	3.09
“Special Redemption”	3.09
“Special Redemption Condition”	3.09
“Special Redemption Fee”	3.09
“Special Redemption Termination Date”	3.09
“Special Redemption Trigger”	3.09

Section 1.03 Inapplicability of the Trust Indenture Act.

This Indenture has not been and is not required to be qualified under the TIA and is not subject to the provisions of the TIA (including, without limitation, Sections 314(d) and 316(b) of the TIA and related interpretations thereof). To the extent that terms or provisions contained in this Indenture are similar to terms or provisions used in the TIA, the definitions of such terms and the interpretations of such provisions under the TIA shall not be dispositive for purposes of this Indenture.

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Section 1.04 Rules of Construction.

Unless the context otherwise requires:
(1)a term has the meaning assigned to it;

(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)“or” is not exclusive;

(4)words in the singular include the plural, and in the plural include the singular;

(5)“will” shall be interpreted to express a command;

(6)provisions apply to successive events and transactions; and

(7)references to laws, rules, regulations and forms (and sections or parts thereof) shall be deemed to be references to successors to such laws, rules, regulations and forms (and sections or parts thereof).

ARTICLE 2
THE NOTES

Section 2.01 Form and Dating.

a.General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and each of the Company, the Guarantors, the Trustee and the Collateral Agent, by its execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
b.Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

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Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall, upon a written order of the Company signed by one Officer (an “Authentication Order”), authenticate Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $210.0 million (other than as provided in Section 2.07). Such Authentication Order shall specify the number, principal amount of Notes and registered Holder of each of the Notes to be authenticated, whether the Notes are to be issued as Definitive Notes or Global Notes, delivery instructions and such other information as the Trustee shall reasonably request.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
The Company may issue additional Notes (“Additional Notes”) under the indenture from time to time, to the extent the incurrence of the relevant Indebtedness and Liens are permitted hereunder. The Notes and any Additional Notes subsequently issued hereunder will be treated as a single class for all purposes, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to ‘‘Notes’’ for all purposes hereunder include any Additional Notes that are actually issued; provided that Additional Notes will not be issued with the same CUSIP, if any, as the notes unless such Additional Notes are fungible with the notes for U.S. federal income tax purposes.
Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

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The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, interest or premium, if any, or the Special Redemption Fee, if applicable, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.06 Transfer and Exchange.

a.Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
1.the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

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2.there has occurred and is continuing a Default or Event of Default with respect to the Notes and a beneficial holder of the Notes or the Depositary so requests.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
b.Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

1.Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

2.All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

A.both:
i.a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

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ii.instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

B.both:

i.a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

ii.instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
3.Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

A.if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

B.if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

C.if the transferee will take delivery in the form of a beneficial interest in the AI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

4.Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

A.if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

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B.if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subsection (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subsection (4).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
c.Transfer or Exchange of Beneficial Interests for Definitive Notes.

1.Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

A.if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

B.if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

C.if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

D.if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

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E.if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

F.if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
2.Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if: the Registrar receives the following:

A.if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

B.if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subsection (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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3.Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

d.Transfer and Exchange of Definitive Notes for Beneficial Interests.

1.Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
A.if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

B.if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

C.if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

D.if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

E.if such Restricted Definitive Note is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

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F.if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

G.if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the AI Global Note.

2.Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

A.if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

B.if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
3.Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

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If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.06(d)(2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
e.Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

1.Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

A.if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

B.if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

C.if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

2.Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

A.if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

B.if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subsection (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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3.Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

f.Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

1.Private Placement Legend.

A.Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

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REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”
B.Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

2.Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

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UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
g.Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

h.General Provisions Relating to Transfers and Exchanges.

1.To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

2.No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15, 4.16 and 9.05 hereof).

3.The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

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4.All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

5.Neither the Registrar nor the Company will be required:

A.to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

B.to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

C.to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

6.Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

7.The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

8.All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile (with the originals to be delivered promptly to the Registrar).

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

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Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, vote or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver, vote or consent, only Notes that the Trustee knows are so owned will be so disregarded.
Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

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Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:
(1)the clause of this Indenture pursuant to which the redemption shall occur;

(2)the redemption date;

(3)the principal amount of Notes to be redeemed; and

(4)the redemption price.

If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in this Indenture, or the Notes to be redeemed, will be set forth in an additional Officer’s Certificate of the Company delivered to the trustee, no later than two Business Days prior to the redemption date.
Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis, by lot or other method in any case, with respect to Global Notes, subject to the rules and procedures of the Depositary unless otherwise required by law or applicable stock exchange requirements, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase; provided, that Notes redeemed pursuant to Section 3.09 shall be selected not less than five but not more than 30 days prior to a redemption date in connection with a Special Redemption.

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The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; provided that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased; provided, further, that no Notes in denominations of $2,000 or less may be redeemed or purchased in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03 Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company will deliver or cause to be delivered a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices (i) will be delivered at least five but not more than 30 days prior to a redemption date in connection with a Special Redemption and (ii) may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.
The notice will identify the Notes to be redeemed and will state:
(1)the redemption date;

(2)the redemption price;

(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)the name and address of the Paying Agent;

(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed and any additional information required by such paragraph and/or Section; and

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(8)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or three Business Days (unless a shorter notice shall be agreed to by the Trustee) prior to the redemption date for Notes redeemed in connection with a Special Redemption), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05 Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. New York City time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest or premium, if any, and the Special Redemption Fee, if applicable, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest or premium, if any, and the Special Redemption Fee, if applicable, on, all Notes to be redeemed or purchased.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

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Section 3.07 Optional Redemption.

(a)At any time, the Company may on any one or more occasions redeem all or any part of the Notes issued under this Indenture upon not less than 30 nor more than 60 days’ prior notice, at a redemption price of 100.00% of the principal amount, plus accrued and unpaid interest to, but not including, the date of redemption, plus the Special Redemption Fee, if applicable, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date.

(b)Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes, except that the Company may be required to make one or more Special Redemptions as described in Section 3.09 hereof, and, under certain circumstances, the Company may be required to offer to purchase Notes as described under Sections 4.10, 4.15 and 4.16 hereof. The Company and its Affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.
Section 3.09 Special Redemption.

a.From the Issue Date until the Special Redemption Termination Date, all Net Proceeds from sales of assets outside the ordinary course of business (other than Net Proceeds from sales of accounts receivable and inventory) (“Designated Asset Sale Proceeds”), received by the Company or any Restricted Subsidiary shall be applied either (i) to temporarily repay or prepay Indebtedness under the Senior Credit Facility (any such amounts so applied, in the aggregate, as may be reduced from time to time as provided below, the “Senior Credit Facility Designated Paydown Amount”) or (ii) to mandatorily redeem (on one or more occasions), upon between five and 30 days’ prior notice, the notes at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, each applicable redemption date (each, a “Special Redemption”). The “Special Redemption Termination Date” will occur on the date that Special Redemptions of at least $40.0 million aggregate principal amount of Notes have been completed. The Company shall be deemed to have satisfied the “Special Redemption Condition” if, not later than October 31, 2016, with respect to Notes in an aggregate principal amount of not less than $27.5 million, it shall have either (i) completed Special Redemptions or (ii) issued irrevocable notices for Special Redemptions. The Company’s availability under clause (1) of the definition of “Permitted Debt” will be reduced by the amount of the then outstanding Senior Credit Facility Designated Paydown Amount. The Senior Credit Facility Designated Paydown Amount will be reduced (to an amount not less than zero), from time to time, by the aggregate principal amount of notes that have been subject to Special Redemption as described under this Section 3.09.

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b.If the Company does not satisfy the Special Redemption Condition, it shall pay, on the sixth trading day after October 31, 2016, an additional fee to holders of Notes equal to 4.00% of the outstanding principal amount thereof, 1.00% of which shall be payable in cash and 3.00% of which shall be payable, in the Company’s sole discretion, either in cash or in Company Common Stock (rounded down to the nearest whole share), which shall be valued based on the VWAP of the Company Common Stock for the five full trading days prior to the date of payment (the “Special Redemption Fee”).

c.The Company may use, in addition to Designated Asset Sale Proceeds, the net proceeds from an issuance of Junior Indebtedness or Equity Interests (other than Disqualified Stock) to make Special Redemptions to satisfy the Special Redemption Condition or to pay the Special Redemption Fee. The Company may also use, in addition to Designated Asset Sale Proceeds, (i) Net Proceeds from the sale of accounts receivable and inventory outside the ordinary course of business or (ii) cash or Indebtedness under the Senior Credit Facility up to the Senior Credit Facility Designated Paydown Amount to make Special Redemptions to satisfy the Special Redemption Condition. The Company shall be required to effectuate a Special Redemption only (i) if the aggregate amount of Designated Asset Sale Proceeds that have not been applied to temporarily repay or prepay Indebtedness under the Senior Credit Facility are greater than $5.0 million or if the amount of Designated Asset Sale Proceeds it has received but not applied in a Special Redemption plus the amount of all completed Special Redemptions equals at least $40.0 million; and (ii) to the extent the Special Redemption is permitted by the Senior Credit Facility (the “Special Redemption Trigger”).

d.Not less than two nor more than 27 Business Days after the occurrence of a Special Redemption Trigger, the Company shall give irrevocable notice of such Special Redemption to each holder of the Notes and to the Trustee, stating, among other matters prescribed herein, that a sale of assets outside the ordinary course of business giving rise to a Special Redemption has occurred (or that such Special Redemption is being made with other permissible sources of funds, specifying such source of funds). Such notice of Special Redemption shall also state the aggregate principal amount of Notes that will be redeemed on the redemption date set forth in such notice (which redemption date will be three business days from the date such notice is given).

e.If the date of a Special Redemption is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business on such record date.

f.Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

g.Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

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ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.

The Company will pay or cause to be paid the principal of, interest or premium, if any, and the Special Redemption Fee, if applicable, on, the Notes on the dates and in the manner provided in the Notes. Principal, interest or premium, if any, and the Special Redemption Fee, if applicable, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, interest or premium, if any, and the Special Redemption Fee, if applicable, then due.
The Company will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest or premium, if any, and the Special Redemption Fee, if applicable, without regard to any applicable grace period at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

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Section 4.03 Reports.

a.Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee within the time periods specified in the SEC’s rules and regulations:

1.all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

2.all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Company’s delivery obligation.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).
If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such filings. The Company will not take any action for the purpose of causing the SEC not to accept any such filings.
Notwithstanding anything to the contrary in the foregoing, if at any time any such reports are not filed by the Company, or are not accepted by the SEC for any reason, for inclusion on the SEC’s EDGAR service (or any successor thereto), the Company will post such reports on a website no later than the date the Company is required to provide those reports to the Trustee and the Holders of the Notes and maintain such posting for so long as any Notes remain outstanding. Access to such reports on such website may be subject to a confidentiality acknowledgment; provided, that no other conditions, including password protection, may be imposed on access to such reports other than a representation by the Person accessing such reports that it is the Trustee, a Holder of the Notes, a beneficial owner of the Notes, a bona fide prospective investor, a securities analyst or a market maker.
b.If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) hereof will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

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c.In addition, the Company will, for so long as any Notes remain outstanding, use its commercially reasonable efforts to hold and participate in quarterly conference calls (on which the Holders of the Notes, beneficial owners of the Notes, investors, securities analysts and market makers will be permitted to participate) to discuss such financial information no later than ten Business Days after distribution of such financial information.

d.Furthermore, the Company agrees that, for so long as any Notes remain outstanding, it will furnish to the Holders of Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

a.The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the other Notes Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Notes Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the other Notes Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

b.So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power

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herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Restricted Payments.

a.The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
i.declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

ii.purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

iii.make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (x) any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), or (y) any Convertible Indebtedness, in each case, except a payment of interest or principal at the Stated Maturity thereof; or

iv.make any Restricted Investment
(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
1.no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

2.the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

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3.such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (11), (12) and (14) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

A.50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after December 15, 2011 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

B.100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) (excluding any net proceeds from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

C.to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

D.to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

E.50% of any dividends received by the Company or a Restricted Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

b.The provisions of Section 4.07(a) hereof will not prohibit:

1.the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

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2.the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(3)(B) hereof;

3.the repurchase, redemption, defeasance or other acquisition or retirement for value of (x) Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or to any Note Guarantee or (y) any Convertible Indebtedness, in each case, with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

4.the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

5.so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve month period plus (a) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) to officers, directors or employees that occurs after the Issue Date to the extent that the net cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.07(a)(3) or (b)(2) hereof and (b) any unused amounts under this clause (5) from the immediately preceding twelve month period occurring subsequent to the Issue Date; it being understood that the cancellation of Indebtedness owed by management to the Company in connection with such repurchase or redemption will not be deemed to be a Restricted Payment;

6.the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

7.so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described under Section 4.09 hereof;

8.so long as no Default has occurred and is continuing or would be caused thereby, in the event of a Change of Control and after the completion of the Change of Control Offer (including the purchase of all Notes tendered and not validly withdrawn), any purchase, defeasance, retirement, redemption or other acquisition of (x) Indebtedness that is subordinated in right of payment to the Notes or the Note Guarantees or (y) any Convertible Indebtedness, in each case, at a price not greater than 101% of the principal amount of such Indebtedness (of if such Indebtedness was issued with original issue discount, 101% of the accreted value), together with any accrued and unpaid interest thereon;

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9.so long as no Default has occurred and is continuing or would be caused thereby, in the event of an Asset Sale and after the completion of the Asset Sale Offer (including the purchase of all Notes tendered and not validly withdrawn), any purchase, defeasance, retirement, redemption or other acquisition of (x) Indebtedness that is subordinated in right of payment to the Notes or the Note Guarantees or (y) any Convertible Indebtedness, in each case, at a price not greater than 100% of the principal amount of such Indebtedness (of if such Indebtedness was issued with original issue discount, 100% of the accreted value), together with any accrued and unpaid interest thereon;

10.the payment of dividends on the Capital Stock of the Company of up to 6.0% per annum of the net proceeds received by the Company from any Public Equity Offering consummated after the Issue Date;

11.any Restricted Payment made in connection with the Transactions;

12.cash payment in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of the Company;

13.payments or distributions to dissenting stockholders pursuant to applicable law in connection with or in contemplation of a merger, consolidation or transfer of assets that complies with Section 5.01 hereof; and

14.so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $5.0 million since the Issue Date.

c.If a “Restricted Payment” under the Existing Notes Indenture has been made under (i) Section 4.07(a)(3) thereof, (ii) one or more clauses of Section 4.07(b) thereof and/or (iii) one or more clauses of the definition of the definition of “Permitted Investments” thereunder, the amount of such “Restricted Payment” shall be deemed to have been made pursuant to (i) Section 4.07(a)(3), (ii) the corresponding clause or clauses of Section 4.07(b) and/or (iii) the corresponding clause or clauses of the Permitted Investments definition, respectively. For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the exceptions described in Section 4.07(b)(1) through (14) hereof or is entitled to be made according to Section 4.07(a) hereof, the Company may, in its sole discretion, classify or reclassify such Restricted Payment (or any portion thereof) in any manner that complies with this Section 4.07.

d.The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by (a) Senior Management and (b) if such Fair Market Value exceeds $10.0 million, the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million.

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Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

a.The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

1.pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

2.make loans or advances to the Company or any of its Restricted Subsidiaries; or

3.sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

b.The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

1.applicable law, rule, regulation or order;

2.agreements governing Existing Indebtedness and the Senior Credit Facility, in each case, as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not (i) materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date or (ii) materially more restrictive than those customary in comparable financings as reasonably determined by the Board of Directors of the Company;

3.the Notes Documents and the Convertible Notes Documents;

4.any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

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5.Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

6.agreements governing other Indebtedness incurred in compliance with Section 4.09 hereof; provided that the encumbrances or restrictions contained therein, taken as a whole, are not materially more restrictive than those contained in the Notes Documents, in each case, as then in effect;

7.customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;

8.purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

9.any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

10.Permitted Liens and restrictions in the agreements relating thereto that limit the right of the debtor to dispose of the assets subject to such Liens;

11.restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

12.any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

13.provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis;

14.customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture that restrict the transfer of ownership interests in such joint venture;

15.restrictions on the sale or transfer of assets imposed under any agreement to sell such assets or granting an option to purchase such assets entered into with the approval of Senior Management; provided that such sale or transfer complies with the other provisions of this Indenture; and

16.and instrument governing Indebtedness of a Foreign Restricted Subsidiary; provided that such Indebtedness was not prohibited by the terms of this Indenture.

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Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

a.The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 3.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, and the proceeds thereof applied at the beginning of such four-quarter period.

b.The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

1.the incurrence by the Company or any Restricted Subsidiary of the Company of additional Indebtedness and letters of credit under the Senior Credit Facility in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the excess of (a) the greater of (x) $100.0 million and (y) an amount equal to 35% of the Borrowing Base as of the date of such incurrence over (b) the sum of (x) the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness thereunder that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date (I) as a result of the application of any Net Proceeds of Asset Sales pursuant to Section 4.10(b)(1)(a) hereof or (II) that was included in clause (E) in the calculation of Excess Cash Flow in any fiscal year and (y) the aggregate amount of all commitment reductions with respect to any revolving credit extensions thereunder that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date (I) as a result of the application of any Net Proceeds of Asset Sales pursuant to Section 4.10(b)(1)(a) hereof or (II) that was included in clause (E) in the calculation of Excess Cash Flow in any fiscal year;

2.the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

3.the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

4.the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred within 360 days of the acquisition or completion of construction or installation for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, or Attributable Debt relating to a sale leaseback transaction, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $7.5 million at any time outstanding;

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5.the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (5), (14), (15) and (18) of this paragraph (b);

6.the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

A.if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

B.(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

7.the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

A.any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

B.any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

8.the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

9.the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

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10.the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, health disability or other employee benefits or property, casualty or liability insurance or self-insurance obligations, reimbursement obligations with respect to commercial letters of credit, bankers’ acceptances and performance and surety bonds in the ordinary course of business;

11.Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary in accordance with the terms of this Indenture, other than Indebtedness or guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

12.the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

13.endorsements of instruments or other items of deposit;

14.the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed to any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries in connection with the repurchase, redemption or other acquisition or retirement of Equity Interests held by any such current or former officer, director or employee of the Company or any of its Restricted Subsidiaries; provided that such repurchase, redemption or other acquisition or retirement is permitted by Section 4.07(b)(5) hereof;

15.Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of or was otherwise acquired by or merged into the Company or such Restricted Subsidiary); provided that after giving effect to such transaction, (a) the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof and (b) such Restricted Subsidiary is (i) a Domestic Restricted Subsidiary and becomes a Guarantor or (ii) is a Foreign Restricted Subsidiary and the aggregate principal amount of Indebtedness at any time outstanding under this clause (15)(b)(ii), together with the aggregate principal amount of Indebtedness outstanding under clause (16) below, not to exceed $12.5 million;

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16.the incurrence by Foreign Restricted Subsidiaries of the Company of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (16), together with the aggregate principal amount outstanding pursuant to clause (15)(b)(ii) above, not to exceed the excess of (a) $15.0 million over (b) the sum of (x) the aggregate amount of all optional repayments of the principal of any term Indebtedness thereunder that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date and (y) the aggregate amount of all commitment reductions with respect to any revolving credit extensions thereunder that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date, in each case, that was included in clause (E) in the calculation of Excess Cash Flow in any fiscal year;

17.Indebtedness of the Company or any Guarantor in an aggregate principal amount not to exceed $25.0 million, the proceeds of which are used to directly or indirectly acquire Capital Stock of Kreher Steel Company, LLC, provided that after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on such date, the ratio of (1) total Indebtedness of the Company and its Restricted Subsidiaries as of the date of incurrence (determined on a consolidated basis in accordance with GAAP) to (2) Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred would not exceed 3.00 to 1.00. Such ratio shall be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio,” including any pro forma adjustments to Consolidated Cash Flow as set forth therein; and

18.the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (18), not to exceed $10.0 million.

c.The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis with respect to the same Collateral.

d.For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Senior Credit Facility outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Any Indebtedness (other than Indebtedness under the Senior Credit Facility) outstanding as of the Issue Date, that was categorized at such time as having been incurred pursuant to one or more of the categories of "Permitted Debt” described in clauses (2) through (19) in the Existing Notes Indenture, will be deemed to have been incurred on the Issue Date in reliance on the corresponding category or categories of the Permitted Debt definition herein. The accrual of interest or premium, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock

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will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

e.The amount of any Indebtedness outstanding as of any date will be:

1.the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

2.the principal amount of the Indebtedness, in the case of any other Indebtedness; and

3.in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

A.the Fair Market Value of such assets at the date of determination; and

B.the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

a.The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

1.the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

2.at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

A.any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms unsecured or subordinated in right of payment or as to Lien priority to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

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B.any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 180 days after such Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

C.any stock or assets of the kind referred to in Section 4.10(b)(2) or (4) hereof; and

D.any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (D), not to exceed $5.0 million, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

b.Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

1.(a) to repay Indebtedness and other Obligations under the Senior Credit Facility and to correspondingly permanently reduce any revolving commitments with respect thereto and (b) in the case of an Asset Sale of the asset or property of a Foreign Restricted Subsidiary of the Company, to repay Indebtedness and other Obligations under the agreements governing Permitted Debt described in clause (16) of the definition thereof;

2.to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged in a Permitted Business, if, after giving effect to any such acquisition, the Permitted Business is or becomes a Restricted Subsidiary or a line of business of the Company;

3.to make a capital expenditure;

4.to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

5.to make a Special Redemption in conformity with the requirements described in Section 3.09 hereof; and

6.any combination of the foregoing;

provided that in the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary, as the case may be, enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment and, in the event any such commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds must be applied as set forth herein or if such cancellation or termination occurs later than the 360-day period referred to below, shall constitute Excess Proceeds.

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Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
c.Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” Within 15 days after the aggregate amount of Excess Proceeds exceeds $12.5 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased with the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, and the Special Redemption Fee, if applicable, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis for definitive Notes but subject to the procedures of the Depositary for Global Notes. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

d.The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and premium, if any, and the Special Redemption Fee, if applicable, will be paid to the Person in whose name a Note is registered at the close of business on such record date.
Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, which contains all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
1.that the Asset Sale Offer is being made pursuant to this Section 4.10 and the length of time the Asset Sale Offer will remain open;

2.the Offer Amount, the purchase price and the Purchase Date;

3.that any Note not tendered or accepted for payment will continue to accrue interest;

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4.that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

5.that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only; provided that no Notes in denominations of $2,000 or less may be redeemed or purchased in part;

6.that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

7.that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

8.that, if the aggregate principal amount of Notes surrendered by the Holders exceeds the Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis; and

9.that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.
Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

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e.The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

f.Notwithstanding any other provision of this Section 4.10 or as otherwise provided herein, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, apply any net proceeds received by the Company (or the applicable Restricted Subsidiary, as the case may be) from any sale, transfer or other disposition of any asset outside the ordinary course of business to redeem, repay or prepay the Existing Notes or the Existing Convertible Notes.

Section 4.11 Transactions with Affiliates.

a.The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

1.the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

2.the Company delivers to the Trustee:

A.with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company accompanied by an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

B.with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

b.The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

1.payment of reasonable fees, compensation, expenses, bonus, separation or severance to employees, officers or directors (including indemnification to the fullest extent permitted by applicable law, directors’ and officers’ insurance and similar arrangements, employment contracts, non-competition and confidentiality agreements and similar instruments or payments) in the ordinary course of business which have been approved by a majority of the disinterested members of the Board of Directors of the Company;

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2.maintenance in the ordinary course of business of reasonable benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, SERPs, split dollar life insurance plans, deferred compensation plans, retirement or savings plans, stock option plans, stock ownership or purchase plans or any other similar arrangements or plans;

3.transactions between or among the Company and/or its Restricted Subsidiaries;

4.transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

5.any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or any contribution of capital to the Company and the granting of registration rights in connection therewith;

6.Restricted Payments that do not violate Section 4.07 hereof;

7.Permitted Investments described under clauses (8) and (13) of the definition of the term “Permitted Investments;”

8.any transaction pursuant to any contract or agreement as in effect on the Issue Date as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is not materially more disadvantageous to the Company or its Restricted Subsidiaries, taken as a whole, than the contract or agreement as in effect on the Issue Date; and

9.transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the Board of Directors of the Company or Senior Management, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

Section 4.12 Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens. Any Lien outstanding as of the Issue Date that was categorized at such time as having been incurred pursuant to one or more of the categories of "Permitted Liens” in the Existing Notes Indenture, will be deemed to have been incurred on the Issue Date in reliance on the corresponding category or categories of Permitted Liens for purposes of this Indenture.

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Section 4.13 Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
1.its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

2.the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Change of Control Offer.

a.Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000; provided that no Notes in denominations of $2,000 or less may be repurchased in part) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, and the Special Redemption Fee, if applicable, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, with respect to all outstanding Notes (unless and until there is a default in payment of the applicable redemption price), the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

1.that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

2.the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

3.that any Note not tendered will continue to accrue interest;

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4.that Holders electing to have a Note purchased in part pursuant to a Change of Control Offer may elect to have Notes purchased in integral multiples of $1,000 only; provided that no Notes in denominations of $2,000 or less may be redeemed or purchased in part;

5.that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

6.that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

7.that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

8.that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 thereof.

b.On the Change of Control Payment Date, the Company will, to the extent lawful:

1.accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

2.deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

3.deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that any such new Notes will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

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c.Notwithstanding anything to the contrary in this Section 4.15, The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption for all outstanding Notes has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price. A Change in Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

d.The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

Section 4.16 Excess Cash Flow Offer.

a.After the end of each fiscal year beginning with the fiscal year ending on December 31, 2016, the Company shall determine the amount (the “Excess Cash Flow Offer Amount”) that is equal to:

1. 75% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis until the Company has offered to purchase up to $50 million in aggregate principal amount of the Notes calculated using the purchase price for the Notes pursuant to this Section 4.16;

2. 50% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis until the Company has offered to purchase up to $75 million in aggregate principal amount of the Notes calculated using the purchase price for the Notes pursuant to this Section 4.16;

3. 25% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis until the Company has offered to purchase up to $100 million in aggregate principal amount of the Notes calculated using the purchase price for the Notes pursuant to this Section 4.16; and

4. 0% thereafter;

for such fiscal year and make an offer (an “Excess Cash Flow Offer”) to the Holders to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each Holder’s Notes at the purchase price described below; provided, however, that the maximum aggregate price payable in any Excess Cash Flow Offer will not exceed the applicable Excess Cash Flow Offer Amount. The amount of all Excess Cash Flow Offers made pursuant to this Excess Cash Flow provision shall be aggregated for purposes of determining the applicable percentage for any annual period.

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b.In each Excess Cash Flow Offer, the Company will be required to repurchase Notes validly tendered and not withdrawn at a purchase price in cash equal to 103% of their principal amount, plus accrued and unpaid interest, if any, and the Special Redemption Fee, if applicable, to the Excess Cash Flow Offer Payment Date, subject to pro-ration in the event of oversubscription and to the right of Holders on the relevant regular record date to receive interest due on an interest payment date falling on or prior to the applicable date of repurchase. Upon completion of each Excess Cash Flow Offer, the Excess Cash Flow Offer Amount for purposes of this Section 4.16 shall be reset at zero.

c.If the Company is required to make an Excess Cash Flow Offer as provided in Section 4.16(a) hereof, the Company will mail within 95 days after the end of each fiscal year ending December 31, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Excess Cash Flow Offer. Such notice shall state:

1.that the Excess Cash Flow Offer is being made pursuant to this Section 4.16 and that all Notes tendered will be accepted for payment;

2.the Excess Cash Flow Offer Amount, the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Excess Cash Flow Offer Payment Date”);

3.that any Note not tendered will continue to accrue interest;

4.that Holders electing to have a Note purchased in part pursuant to an Excess Cash Flow Offer may elect to have Notes purchased in integral multiples of $1,000 only; provided that no Notes in denominations of $2,000 or less may be redeemed or purchased in part;

5.that, unless the Company defaults in the payment of the Excess Cash Flow Offer Amount, all Notes accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest after the Excess Cash Flow Offer Payment Date;

6.that Holders electing to have any Notes purchased pursuant to an Excess Cash Flow Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Cash Flow Offer Payment Date;

7.that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Excess Cash Flow Offer Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

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8.that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 thereof.

d.Notwithstanding anything to the contrary in the foregoing, the Company shall not be required to mail such an offer until the date on which the Secured Note Prepayment Conditions have been satisfied, if required, under the Senior Credit Facility so long as such conditions have been satisfied on or prior to May 31st of the fiscal year immediately succeeding the fiscal year with respect to which such Excess Cash Flow Offer is to be made (it being understood and agreed for the avoidance of doubt that such date of mailing may occur subsequent to such 95th day but, in any event, not subsequent to such May 31st).

e.If only a portion of a Note is purchased pursuant to an Excess Cash Flow Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to an Excess Cash Flow Offer will be cancelled and cannot be reissued.

f.On the Excess Cash Flow Offer Payment Date, the Company will, to the extent lawful:

1.accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Excess Cash Flow Offer;

2.deposit with the Paying Agent an amount equal to the aggregate purchase price to be paid in such Excess Cash Flow Offer in respect of Notes or portions of Notes properly tendered and not withdrawn; and

3.deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes or portions of Notes properly tendered and not withdrawn the purchase price payable with respect to such Notes or portions of Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. Any Note or portion of a Note accepted for payment pursuant to an Excess Cash Flow Offer will cease to accrue interest on and after the Excess Cash Flow Offer Payment Date. The Company will publicly announce the results of any Excess Cash Flow Offer on or as soon as practicable after the Excess Cash Flow Offer Payment Date.
Other than as specifically provided in this Section 4.16, any purchase pursuant to this Section 4.16 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
g.The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.16 by virtue of such compliance.

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Section 4.17 Real Estate Mortgages and Filings; Landlord Waivers.

With respect to any real property, other than real property that constitutes an Excluded Asset, owned by the Company or any Guarantor on the Issue Date or acquired by the Company or any Guarantor at any time thereafter (individually and collectively, the “Owned Premises”) and any Existing Specified Leased Property (together with the Owned Premises, individually and collectively, the “Premises”), the Company or such Guarantor shall deliver to the Collateral Agent within 90 days of the Issue Date, or in the case of any Owned Premises acquired after the Issue Date, within 90 days of the date of such acquisition:
1.fully executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, as the case may be, in favor of the Collateral Agent, as mortgagee or beneficiary, as applicable, and corresponding UCC fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

2.(i) mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the estimated fair market value of the Owned Premises purported to be covered by the related Mortgage, and with respect to the Existing Specified Leased Property, in an amount equal to the amount of title insurance provided to the Senior Credit Facility Agent with respect to its Mortgage on the Existing Specified Leased Property, insuring that title to such property is vested in the Company or the applicable Guarantor and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens together with, to the extent available, such endorsements, as are customary for financings of this type, accompanied by evidence of the payment in full of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) of the Company or the applicable Guarantor as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

3.(i) with respect to each Premises owned or leased on the Issue Date, ALTA surveys with respect to each of such Premises, as well as any updates or affidavits the title insurer may reasonably request in connection with removing all standard survey exceptions from the mortgagee’s title insurance policies and issuing the survey related and other endorsements to such policies required pursuant to clause (2) above and (ii) with respect to each Owned Premises acquired after the Issue Date, ALTA surveys (to the extent existing at the time of acquisition);

4.“Life of Loan” Federal Emergency Standard Flood Hazard Determinations with respect to each Premises (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Company or the applicable Guarantor, and evidence of flood insurance in the event such Premises is located in a special flood hazard area);

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5.Opinions of Counsel in the jurisdiction where each Premises is located and the jurisdiction of formation of the Company or the applicable Guarantor entering into the relevant Mortgage covering such matters as are customary for financings of this type, including, without limitation, the due authorization, execution and delivery of the relevant Mortgages and the enforceability thereof; and

6.a copy of the lease in connection with the Existing Specified Lease Property.

The Company and any Guarantor that is a lessee of, a real property where Collateral is located, is, and will be, required to use commercially reasonable efforts (which for the avoidance of doubt, shall not require the payment by the Company or such Guarantor, as the case may be, of any fee to the lessor in connection with the obtaining of any such collateral access agreement) to deliver to the Collateral Agent a collateral access agreement, executed by the lessor of such real property but only to the extent such lessor has provided a collateral access agreement to the Senior Credit Facility Agent pursuant to the Senior Credit Facility; provided that in the case where such lease is a lease in existence on the Issue Date, the Company or Guarantor that is the lessee thereunder shall have 90 days from the Issue Date to satisfy such requirement. For the avoidance of doubt, if the Company or any applicable Guarantor fails to enter into a collateral access agreement after using commercially reasonable efforts (it being understood that the Company shall be solely responsible for determining whether it has used commercially reasonable efforts, which shall be set forth in an Officers’ Certificate delivered to the Trustee and the Collateral Agent (upon which the Trustee and the Collateral Agent may conclusively rely without any investigation)) and the Company shall notify the Holders of such event. Neither the Collateral Agent nor the Trustee shall have any obligation to enter in such an agreement and shall have the right to decline signing such an agreement if, after being advised by counsel, the Trustee or Collateral Agent determines in good faith that such action would expose the Trustee or Collateral Agent to liability or if doing so is consistent with its rights, privileges, protections and immunities set forth in this Indenture or the Collateral Documents.
Section 4.18 Limitation on Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:
1.the Company or that Restricted Subsidiary, as applicable, could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under (i) the Fixed Charge Coverage Ratio test in Section 4.09(a) hereof or (ii) clause (4) or (18) of the definition of Permitted Debt and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

2.the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

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3.the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.19 Limitation on Repayment of Existing Notes.

Notwithstanding any other provision of this Article IV or anything otherwise provided herein, the Company will not, and will not permit any of its Restricted Subsidiaries to, repay, redeem, prepay, retire, defease or otherwise satisfy the Existing Notes using, directly or indirectly, more than $10.0 million of borrowings under its Senior Credit Facility (or any other Indebtedness that is secured by a Lien that ranks higher in priority than the Liens securing the Notes and the Note Guarantees).
Section 4.20 Further Assurances.

The Company will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order to:
1.carry out the terms and provisions of the Collateral Documents;

2.subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

3.perfect and maintain the validity, effectively and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

4.assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Agent under the Collateral Documents or under any other instrument executed in connection herewith.

Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company for such governmental consent, approval, recording, qualification or authorization.
Section 4.21 Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is paid to all Holder that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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Section 4.22 Additional Note Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date, then that newly acquired or created Domestic Restricted Subsidiary will within 10 Business Days of the date on which it was acquired or created (i) execute and deliver to the Trustee a supplemental indenture, substantially in the form attached as Exhibit E hereto, pursuant to which such Domestic Restricted Subsidiary will Guarantee the Notes, (ii) execute and deliver to the Collateral Agent joinder agreements or other similar agreements with respect the applicable Collateral Documents and (iii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and other documents required to be delivered pursuant to clause (ii) above have been duly authorized, executed and delivered and constitute legally valid and binding and enforceable obligations (subject to customary qualifications and exceptions) and is authorized or permitted by this Indenture; provided that (a) any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary and (b) notwithstanding anything to the contrary herein, if Kreher Steel Company, LLC becomes a direct or indirect Subsidiary of the Company, the Company will cause Kreher Steel Company, LLC to become a Guarantor. The form of such Note Guarantee is attached as Exhibit E hereto.
Section 4.23 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will be treated as a Restricted Payment under Section 4.07 hereof or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

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ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

a.The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

1.either:

A.the Company is the surviving corporation; or

B.the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

2.the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

3.immediately after such transaction, no Default or Event of Default exists; and

4.the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) have a Fixed Charge Coverage Ratio greater than the Fixed Charge Coverage Ratio immediately prior to such transactions.

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In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
b.Clauses (3) and (4) of Section 5.01(a) will not apply to:

1.a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

2.any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company, the Guarantors and Immaterial Subsidiaries.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:
1.default for 30 days in the payment when due of interest on, or the Special Redemption Fee, if applicable, with respect to, the Notes;

2.default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

3.failure by the Company or any of its Restricted Subsidiaries to comply with Section 3.09, 4.07, 4.09, 4.10, 4.15, 4.16 or 5.01 hereof;

4.failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Notes Documents;

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5.default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
\
(a)    is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(b)    results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;
6.failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (net of any amounts which are covered by enforceable insurance policies issued by a reputable and solvent carrier and with respect to which such carrier has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

7.except as permitted by this Indenture and the Collateral Documents, with respect to any assets or property having a Fair Market Value in excess of $10.0 million, individually or in the aggregate, that constitutes, or under this Indenture or any Collateral Document is required to constitute, Collateral, (a) any of the Collateral Documents shall for any reason cease to be in full force and effect in all material respects, or the Company or a Guarantor shall so assert, or (b) any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, if such Default does not result from any unauthorized action by the Collateral Agent in express violation of any provision of the Collateral Documents;

8.except as permitted by this Indenture, any Note Guarantee of any Restricted Subsidiary that is a Significant Subsidiary or the Note Guarantees of any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, are held in any judicial proceeding to be unenforceable or invalid or cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

9.the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Code:

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a.commences a voluntary case,
b.consents to the entry of an order for relief against it in an involuntary case,
c.consents to the appointment of a custodian of it or for all or substantially all of its property,
d.makes a general assignment for the benefit of its creditors, or
e.generally is not paying its debts as they become due;

10.a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:

a.is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

b.appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

c.orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and
11.failure by the Company to complete the Private Convertible Note Exchanges by June 30, 2016, other than by reason of a material breach of the relevant Transaction Support Agreement by the relevant Supporting Convertible Note Holder (in which case the Company shall provide an Officer’s Certificate to the Trustee with respect to such material breach).

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
Upon any such declaration, the Notes shall become due and payable immediately.

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The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, or the Special Redemption Fee, if applicable, that has become due solely because of the acceleration) have been cured or waived.
Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, interest and premium, if any, and the Special Redemption Fee, if applicable, or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or interest or premium, if any, or the Special Redemption Fee, if applicable, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

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Section 6.06 Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
1.such Holder gives to the Trustee written notice that an Event of Default is continuing;

2.Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

3.such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

4.the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

5.during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest and premium, if any, and the Special Redemption Fee, if applicable, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.
Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest and premium, if any, and the Special Redemption Fee, if applicable, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee and the Collateral Agent, their respective agents and attorneys for amounts due under Section 7.07 hereof, and under the Collateral Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, interest and premium, if any, and the Special Redemption Fee, if applicable, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and premium, if any, and the Special Redemption Fee, if applicable, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

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Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE

Section 7.01 Duties of Trustee.

a.If an Event of Default of which the Trustee is deemed to have notice hereunder has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

b.Except during the continuance of an Event of Default of which the Trustee is deemed to have notice hereunder:

1.the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

2.in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

c.The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

1.this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

2.the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

3.the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

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d.Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

e.No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

f.The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

a.The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent order or other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated therein.

b.Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

c.The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

d.The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

e.Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

f.The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

g.Permissive rights of the Trustee hereunder shall not constitute performance duties.

h.No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

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i.In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

j.The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

k.In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

l.The Trustee shall not be required to give any note, bond or surety in respect of the trusts and powers under this Indenture.

m.The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

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Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest or premium, if any, or the Special Redemption Fee, if applicable, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06 [RESERVED].

Section 7.07 Compensation and Indemnity.

a.The Company will pay to the Trustee upon request from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

b.The Company and the Guarantors will indemnify the Trustee, including its directors, officers, employees, agents or any predecessor Trustee, against any and all losses, liabilities, damages, claims or expenses, including taxes (other than taxes based upon, measured by or determined by income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith as determined by a court of competent jurisdiction in a final and non-appealable decision. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

c.The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

d.To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

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e.When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.

Section 7.08 Replacement of Trustee.

a.A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

b.The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

1.the Trustee fails to comply with Section 7.10 hereof;

2.the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

3.a custodian or public officer takes charge of the Trustee or its property; or

4.the Trustee becomes incapable of acting.

c.If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

d.If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

e.If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

f.A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

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Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).
Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution accompanied by an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

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1.the rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest and premium, if any, and the Special Redemption Fee, if applicable, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

2.the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

3.the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

4.this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and 4.23 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

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Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
1.the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of and interest and premium, if any, and the Special Redemption Fee, if applicable, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

2.in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

A.the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

B.since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
3.in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

4.no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

5.such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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6.the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

7.the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, interest and premium, if any, and the Special Redemption Fee, if applicable, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest or premium, if any, or the Special Redemption Fee, if applicable, on any Note and remaining unclaimed for two years after such principal, interest or premium, if any, or the Special Redemption Fee, if applicable, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

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Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of or interest or premium, if any, or the Special Redemption Fee, if applicable, on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement the Notes Documents without the consent of any Holder of Note:
1.to cure any ambiguity, defect or inconsistency;

2.to provide for uncertificated Notes in addition to or in place of certificated Notes;

3.to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

4.to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder as determined by the Board of Directors evidenced by a resolution thereof and Officers’ Certificate delivered to the Trustee;

5.to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA (should such qualification be obtained or sought);

6.to conform the text of this Indenture, the Note Guarantees, the Notes or the Collateral Documents to any provision of the “Description of the New Notes” section of the Company’s Offering Memorandum and Consent Solicitation Statement dated January 15, 2016, relating to the initial offering of the Notes, to the extent that such provision in that “Description of the New Notes” was intended to be a verbatim recitation of a provision hereof or thereof; or

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7.to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement the Notes Documents (including, without limitation, Sections 4.10, 4.15 and 4.16 of this Indenture), the Intercreditor Agreement and the Junior Lien Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or interest or premium, if any, or the Special Redemption Fee, if applicable, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Notes Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

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1.reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

2.reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than Sections 4.10, 4.15 and 4.16 hereof);

3.reduce the rate of or change the time for payment of interest, including default interest, on any Note;

4.waive a Default or Event of Default in the payment of principal of or interest or premium, if any, or the Special Redemption Fee, if applicable, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

5.make any Note payable in money other than that stated in the Notes;

6.make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest or premium, if any, or the Special Redemption Fee, if applicable, on the Notes;

7.waive a redemption payment with respect to any Note (other than a payment required by Section 4.10, 4.15 or 4.16 hereof);

8.release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except as set forth under Article 10 hereof; or

9.make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of this Indenture relating to the Collateral or the Collateral Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 662/3% in aggregate principal amount of the Notes then outstanding.

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Section 9.03 Amendments or Supplements to Indenture.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture in accordance with the applicable provisions of this Indenture.
Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
NOTE GUARANTEES

Section 10.01 Guarantee.

a.Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

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1.the principal of and interest and premium, if any, and the Special Redemption Fee, if applicable, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

2.in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
b.The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

c.If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

d.Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

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Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03 Execution and Delivery of Note Guarantee.

Each Guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indenture substantially in the form attached as Exhibit E hereto executed on behalf of such Guarantor by an Officer thereof in accordance with Section 4.22 hereof shall evidence its Note Guarantee set forth in this Article 10 without the need for any further notation on the Notes.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors. If an Officer whose signature is on this Indenture or any supplemental indenture no longer holds that office at the time the Trustee authenticates a Note, the Note Guarantee will be valid nevertheless.
In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.22 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.22 hereof and this Article 10, to the extent applicable.
Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:
1.immediately after giving effect to such transaction, no Default or Event of Default exists; and

2.either:

a.subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and appropriate Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee; or

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b.the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued on the Issue Date.
Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
Section 10.05 Releases.

a.The Note Guarantee of a Guarantor will be released:

1.in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;

2.in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;

3.if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.23 hereof;

4.upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

5.upon a Covenant Defeasance or Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof.

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b.Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium, if any, and the Special Redemption Fee, if applicable, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
1.either:

A.all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

B.all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and premium, if any, and the Special Redemption Fee, if applicable, to the date of maturity or redemption;

2.no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

3.the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

4.the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

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Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest and premium, if any, and the Special Redemption Fee, if applicable, for whose payment such money has been deposited with the Trustee (provided that, if there is a tender offer by the Company for outstanding Notes that is in progress at the time of such deposit, such money deposited with the Trustee pursuant to Section 11.01 hereof may be applied to pay any cash consideration for any Notes validly tendered into such tender offer and not validly withdrawn); but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of or interest or premium, if any, or the Special Redemption Fee, if applicable, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
MISCELLANEOUS
Section 12.01 [RESERVED].

Section 12.02 Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

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If to the Company and/or any Guarantor:
A.M. Castle & Co.
1420 Kensington Court, Suite 220
Oak Brook, IL 60523
Facsimile No.: (847) 241-8214
Attention: Chief Financial Officer

With a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Facsimile No.: (312) 558-5600
Attention: R. Cabell Morris

If to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-1419
Facsimile No.: (651) 466-7429
Attention: Corporate Trust Administrator

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Section 12.03 [RESERVED].

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Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
1.an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

2.an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and must include:
1.a statement that the Person making such certificate or opinion has read such covenant or condition;

2.a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

3.a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

4.a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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Section 12.08 Governing Law.

THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES AND THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.
Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.
Section 12.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 12.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.14 Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 12.15 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
ARTICLE 13
COLLATERAL AND SECURITY

Section 13.01 Grant of Security Interest.

a.The due and punctual payment of the principal of, premium, if any, and interest and the Special Redemption Fee, if applicable, on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether on an interest payment date, by acceleration, purchase, repurchase, redemption or otherwise, and interest and the Special Redemption Fee, if applicable, on the overdue principal of, premium, if any, and interest (to the extent permitted by law) on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Collateral Documents, the Note Guarantees and the Notes shall be secured as provided in the Collateral Documents. Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets.

b.Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and the Company shall cause each of its Restricted Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement, if any, including taking all commercially reasonable actions required to cause the Collateral Documents to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Documents and the Note Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, if any, and subject to no other Liens, in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any Notes Document. The Company shall from time to time promptly pay all reasonable financing and

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continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

Section 13.02 Opinions.

Other than on the Issue Date, the Company shall furnish to the Trustee, at such times as would be required by Trust Indenture Act Section 314(b) if this Indenture was qualified thereunder, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Documents, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed to the extent necessary to perfect the security interests created by this Indenture and the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Documents and such other instruments, such recording, registering and filing are the only recordings, registerings and filings necessary to perfect such security interest and that no re-recordings, re-registerings, or re-filings are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been filed are necessary fully to preserve and protect the rights of and perfect such security interests of the Trustee for the benefit of itself and the Holders, under the Collateral Documents or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Documents as intended by this Indenture, the Notes or any such Collateral Document.
Section 13.03 Release of Collateral.

The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Documents.
The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents.
Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, and inventory or the proceeds of the foregoing, or cash shall be subject to release upon sales of such inventory, collection of the proceeds of such accounts receivable, and withdrawals of cash from the Company’s deposit accounts in the ordinary course of business. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 13.03 has been released from the Liens of each of the Collateral Documents.

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Section 13.04 Specified Releases of Collateral.

a.Subject to Section 13.03 hereof, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents, or as provided hereby. Upon the request of the Company pursuant to an Officers’ Certificate and receipt of an Opinion of Counsel, in each case, stating that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Notes and the Note Guarantees under any one or more of the following circumstances:

1.Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than the Company or a Guarantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of this Indenture; provided that any products or proceeds received by the Company or a Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the Collateral Documents;

2.the property and assets of a Guarantor upon the release of such Guarantor from its Note Guarantee in accordance with Section 10.05 hereof;

3.any property or asset of the Company or a Guarantor that is or becomes an Excluded Asset;

4.any Collateral upon consent of Holders of a majority in aggregate principal amount of Notes outstanding; and

5.to the extent required by the Intercreditor Agreement;
provided that, notwithstanding any other provision of this Indenture or the Collateral Documents, Liens securing all or substantially all of the Collateral may be released only pursuant to Section 13.05 hereof.
Upon receipt of such Officers’ Certificate and Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.
Section 13.05 Release upon Satisfaction or Defeasance of All Outstanding Obligations.

The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, and accrued and unpaid interest and the Special Redemption Fee, if applicable, on the Notes and all other Obligations hereunder, the Note Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest or the Special Redemption Fee, if applicable, are paid, (ii) a satisfaction and discharge of this Indenture as described above under Article 11 hereof, (iii) the occurrence of a Legal Defeasance or Covenant Defeasance as described above under Article 8 hereof or (iv) the consent of Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding.

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Section 13.06 Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests in writing the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.
Section 13.07 Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.
Section 13.08 Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Documents.

U.S. Bank National Association is hereby appointed Collateral Agent. Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of its Note(s) agrees that (a) the Collateral Agent shall execute and deliver the Collateral Documents and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees and the Collateral Documents and (c) to the extent permitted by this Indenture, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders or the Trustee with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

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Section 13.09 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and to the extent not prohibited under the Intercreditor Agreement for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.
Section 13.10 Intercreditor Agreement; Junior Lien Intercreditor Agreement.

This Indenture and the Collateral Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Indenture and the Collateral Documents and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture with respect to lien priority or rights and remedies in connection with any Collateral that also secures the Senior Credit Facility, the terms of the Intercreditor Agreement shall govern.
Upon the written instruction of the Company pursuant to an Officers’ Certificate delivered to the Trustee in connection with the issuance of the New Convertible Notes, the Trustee shall instruct the Collateral Agent to enter into the Junior Lien Intercreditor Agreement, substantially in the form attached hereto as Exhibit G, together with such changes as (i) the Company determines are reasonably required to effectuate the intent of the “Description of the New Notes” section of the Company’s Offering Memorandum and Consent Solicitation Statement dated January 15, 2016 relating to the initial offering of the Notes or (ii) may be approved by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding.
[Signatures on following page]

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SIGNATURES
Dated as of February 8, 2016
A. M. CASTLE & CO.
By: /s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Chief Financial Officer
ADVANCED FABRICATING TECHNOLOGY, LLC
By: /s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President and Treasurer
PARAMONT MACHINE COMPANY, LLC
By: /s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President and Treasurer
TOTAL PLASTICS, INC.
By: /s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President and Treasurer
KEYSTONE TUBE COMPANY, LLC
By: /s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President and Treasurer

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U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee
By: /s/ Richard Prokosch
Name:    Richard Prokosch
Title: Vice President
U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent
By: /s/ Richard Prokosch
Name:    Richard Prokosch
Title:     Vice President

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EXHIBIT A
[FORM OF NOTE]
[Insert the Global Note Legend, if applicable]
[Insert the Private Placement Legend, if applicable]
CUSIP [ ]
12.750% Senior Secured Notes due 2018
No. [ ]    $[ ]
[as revised by the Schedule of Increases and
Decreases in Global Note attached hereto]*
A.M. CASTLE & CO.
A.M. Castle & Co., a Maryland corporation (the “Company”), promises to pay to [ ] or registered assigns, the principal sum of [ ] DOLLARS[, as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]*     Insert in Global Note. on December 15, 2018, unless the Company is unable to satisfy both (i) the Convertible Exchange Condition and (ii) the Special Redemption Condition, in which case the maturity date will be September 14, 2017.
The Company will be deemed to have satisfied the “Convertible Exchange Condition” if it shall have completed all of the Private Convertible Note Exchanges by June 30, 2016. The Company shall be deemed to have satisfied the “Special Redemption Condition” if, not later than October 31, 2016, with respect to Notes in an aggregate principal amount of not less than $27.5 million, it shall have either (i) completed Special Redemptions or (ii) issued irrevocable notices for Special Redemptions.
Interest Payment Dates: December 15 and June 15
Record Dates: December 1 and June 1

EX-118-

Dated: February 8, 2016
A.M. CASTLE & CO.
By:
Name: Patrick R. Anderson
Title: Chief Financial Officer
This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:
Authorized Signatory

EX-119-

12.750% Senior Secured Notes due 2018
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    Interest. A.M. Castle & Co., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 12.750% per annum from (and including) the last interest payment date on which interest was paid on the Existing December 15, 2015 until maturity and shall pay the Special Redemption Fee, if applicable. The Company will pay interest and the Special Redemption Fee, if applicable, semi-annually in arrears on December 15 and June 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2016. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest or premium, if any, and the Special Redemption Fee, if applicable, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
(2)    Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and the Special Redemption Fee, if applicable, to the Persons who are registered Holders of Notes at the close of business on the December 1 or June 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, interest or premium, if any, and the Special Redemption Fee, if applicable, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest or premium, if any, and the Special Redemption Fee, if applicable, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

EX-120-

(4)    Indenture. The Company issued the Notes under an Indenture, dated as of February 8, 2016 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture or any other Note Document, the provisions of the Indenture or such Note Document shall govern and be controlling. The Notes are secured obligations of the Company, and such security is subject to the Intercreditor Agreement and will be subject to the Junior Lien Intercreditor Agreement.
(5)    Optional Redemption.
At any time, the Company may on any one or more occasions redeem all or a part of the Notes issued under this Indenture upon not less than 30 nor more than 60 days’ prior notice, at a redemption price of 100.00% of the principal amount, plus accrued and unpaid interest to, but not including, the date of redemption, plus the Special Redemption Fee, if applicable, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date.
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6)    Mandatory Redemption.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes, except that the Company may be required to make one or more Special Redemptions as described in Section 3.09 of the Indenture, and, under certain circumstances, the Company may be required to offer to purchase Notes as described under Sections 4.10, 4.15 and 4.16 of the Indenture. The Company and its Affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.
(7)    Special Redemption.
The Notes shall be subject to Special Redemptions pursuant to Section 3.09 of the Indenture.
(8)    Repurchase at the Option of Holder.
(a)    The Notes shall be subject to repurchase at the option of the Holder as a result of certain Asset Sales under the circumstances described under Section 4.10 of the Indenture.
(b)    Upon occurrence of a Change of Control, the Notes may be subject to repurchase at the option of the Holders pursuant to Section 4.15 of the Indenture.
(c)    After the end of each fiscal year beginning with the fiscal year ending on December 31, 2016, the Notes may be subject to an Excess Cash Flow Offer pursuant to Section 4.16 of the Indenture.

EX-121-

(9)    Notice of Redemption. The Company shall deliver any notices of redemption pursuant to Section 3.03 of the Indenture.
(10)    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
(11)    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
(12)    Amendment, Supplement and Waiver. The Notes may be amended or supplemented in accordance with Sections 9.01 and 9.02 of the Indenture.
(13)    Defaults and Remedies. The Notes shall be subject to Events of Default set forth in Section 6.01 of the Indenture.
(14)    Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(15)    No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(16)    Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(17)    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(18)    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

EX-122-

(19)    GOVERNING LAW. THE INDENTURE, THE NOTES, THE NOTE GUARANTEES AND THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
A.M. Castle & Co.
1420 Kensington Court, Suite 220
Oak Brook, IL 60523
Facsimile No.: (847) 349-2583
Attention: Chief Financial Officer

EX-123-

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:*

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EX-124-

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.15 or 4.16 of the Indenture, check the appropriate box below:
☐ Section 4.10        ☐ Section 4.15        ☐ Section 4.16
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.15 or Section 4.16 of the Indenture, state the principal amount you elect to have purchased:
Dollars ($ )
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee:*

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EX-125-

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*Include in Global Note.

EX-126-

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
A.M. Castle & Co.
1420 Kensington Court, Suite 220
Oak Brook, IL 60523

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-1419
Attention: Corporate Trust Administrator

Re:    A.M. Castle & Co. - 12.750% Senior Secured Notes due 2018 (CUSIP)
Reference is hereby made to the Indenture, dated as of February 8, 2016 (the “Indenture”), among A.M. Castle & Co., as issuer (the “Company”), the guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged

EX-127-

with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐Check and complete if Transferee will take delivery of a beneficial interest in the AI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d) ☐ such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

EX-128-

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

EX-129-

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

EX-130-

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a) ☐ a beneficial interest in the:
(i) ☐144A Global Note (CUSIP ), or
(ii) ☐ Regulation S Global Note (CUSIP ), or
(iii) ☐ AI Global Note (CUSIP ); or
(b) ☐ a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a) ☐ a beneficial interest in the:
(i) ☐144A Global Note (CUSIP ), or
(ii) ☐ Regulation S Global Note (CUSIP ), or
(iii) ☐ AI Global Note (CUSIP ); or
(iv) ☐ Unrestricted Global Note (CUSIP ); or
(b) ☐ a Restricted Definitive Note; or
(c) ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EX-131-

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
A.M. Castle & Co.
1420 Kensington Court, Suite 220
Oak Brook, IL 60523

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-1419
Attention: Corporate Trust Administrator

Re:    A.M. Castle & Co. - 12.750% Senior Secured Notes due 2018 (CUSIP)
Reference is hereby made to the Indenture, dated as of February 8, 2016 (the “Indenture”), among A.M. Castle & Co., as issuer (the “Company”), the guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

EX-132-

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, AI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

EX-133-

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

EX-134-

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING ACCREDITED INVESTOR
A.M. Castle & Co.
1420 Kensington Court, Suite 220
Oak Brook, IL 60523

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-1419
Attention: Corporate Trust Administrator

Re:    A.M. Castle & Co. - 12.750% Senior Secured Notes due 2018 (CUSIP)
Reference is hereby made to the Indenture, dated as of February 8, 2016 (the “Indenture”), among A.M. Castle & Co., as issuer (the “Company”), the guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $ aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

EX-135-

3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name:
Title:
Dated:

EX-136-

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of , 201 , among (the “Guaranteeing Subsidiary”), a subsidiary of A.M. Castle & Co. (or its permitted successor), a Maryland corporation (the “Company”), the Company and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), and as collateral agent.
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February 8, 2016 (the “Indenture”), providing for the issuance of 12.750% Senior Secured Notes due 2018 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including but not limited to Article 10 thereof.
3.    No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Collateral Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES AND THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING

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TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _________________, 201
[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:
A.M. CASTLE & CO.
By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:
Authorized Signatory

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